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                                                                      EXH. 99B10

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 25, 2002 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated April 5, 2002 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment Number 29 to Registration Statement Number 2-77283 on Form N-4 and the related Prospectus of Penn Mutual Variable Annuity Account III.


                                                     /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 18, 2002